CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 333-148865 on Form N-4 of our report dated February 26, 2010, relating to the financial statements and financial highlights of Separate Account A, comprised of Diversified Bond, Floating Rate Loan, High Yield Bond, Inflation Managed, Managed Bond, Money Market, Short Duration Bond, American Funds® Growth, American Funds Growth-Income, Comstock, Diversified Research, Equity, Equity Index, Focused 30, Growth LT, Large-Cap Growth, Large-Cap Value, Long/Short Large-Cap, Main Street® Core, Mid-Cap Equity, Mid-Cap Growth, Mid-Cap Value, Small-Cap Equity, Small-Cap Growth, Small-Cap Index, Small-Cap Value, Emerging Markets, International Large-Cap, International Small-Cap, International Value, Health Sciences, Real Estate, Technology, American Funds Asset Allocation, Multi-Strategy, Pacific Dynamix — Conservative Growth, Pacific Dynamix — Moderate Growth, Pacific Dynamix — Growth, AIM V.I. PowerShares ETF Allocation Series II, AllianceBernstein VPS Balanced Wealth Strategy Class B, BlackRock Global Allocation V.I. Class III, Franklin Templeton VIP Founding Funds Allocation Class 4, GE Investments Total Return Class 3, Van Kampen LIT Global Tactical Asset Allocation Class II, Jennison, Value, SP International Growth, SP Prudential U.S. Emerging Growth, JPMorgan Insurance Trust Core Bond, JPMorgan Insurance Trust Equity Index, JPMorgan Insurance Trust U.S. Equity (formerly named JPMorgan Insurance Trust Diversified Equity), JPMorgan Insurance Trust Mid Cap Value (formerly named JPMorgan Insurance Trust Diversified Mid Cap Value), JPMorgan Insurance Trust Intrepid Growth, and JPMorgan Insurance Trust Diversified Mid Cap Growth Variable Accounts (collectively, the “Variable Accounts”), appearing in the Annual Report on Form N-30D of Separate Account A of Pacific Life Insurance Company for the year ended December 31, 2009, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 20, 2010

CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 333-148865 on Form N-4 of our report dated March 4, 2010 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (1) the retrospective adjustment to the consolidated financial statements to give effect of comparative information as a result of the aircraft leasing company transfer, (2) change in the method of accounting and reporting for other than temporary impairments of debt and equity securities, and (3) the adoption of new guidance requiring retrospective application and presentation requirements for noncontrolling interest (previously known as minority interest)), relating to the consolidated financial statements of Pacific Life Insurance Company and Subsidiaries appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” also in such Statement of Additional Information.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 20, 2010